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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in Amendment No. 2 to Registration Statement No. 333-189620 on Form S-4 of our report dated February 28, 2011 relating to the consolidated financial statements of Dollar Thrifty Automotive Group, Inc. and subsidiaries as of December 31, 2010 and for each of the two years in the period ended December 31, 2010, appearing in this Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Tulsa, Oklahoma
October 15, 2013

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM